                                                               Warrant No. PW-2B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                                        AVIRON

                            WARRANT TO PURCHASE SHARES OF
                               SERIES A PREFERRED STOCK



    This certifies that MOUNT SINAI SCHOOL OF MEDICINE, ("MOUNT SINAI") for value received, is entitled to purchase from AVIRON, a California corporation (the "COMPANY"), having a principal place of business at 297 North Bernardo Avenue, Mountain View, California 94043, at any time after the Eligibility Date (as defined below) and prior to the Termination Date (as defined below), fifty-five thousand 55,000 shares fully paid and nonassessable shares of Series A Preferred Stock (the "SERIES A STOCK") of the Company at the Purchase Price (as defined below), subject to the provisions and upon the terms and conditions hereinafter set forth.


1. EXERCISABILITY. Until terminated pursuant to Section 2 below, and except as otherwise provided in Section 11(c) and Section 12, the purchase rights represented by this Warrant are exercisable at the option of the holder of record hereof, at any time or from time to time after the date of receipt by the Company of written acceptance by the United States Food and Drug Administration of the Company's, its affiliate's, licensee's or other transferee's first Investigational New Drug application with respect to a Product (as defined in that certain Technology Transfer Agreement between the Company and Mount Sinai dated February 9, 1993) (the "ELIGIBILITY DATE"), for all or any part of the Series A Stock (but not for a fraction of a share) which may be purchased hereunder. The Company shall deliver to the holder of this Warrant notice of the occurrence of any Eligibility Date within ten (10) days of such occurrence.

    2. TERMINATION. Where the Eligibility Date has occurred, this Warrant, and all rights to exercise this Warrant in whole or in part, shall immediately terminate at the earlier of (a) 5:00 p.m. (Pacific Time), on the fifth (5th) anniversary of the Eligibility Date, or (b) 5:00 p.m. (Pacific Time), on the day preceding the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of a merger or consolidation or sale of stock resulting in the exchange of more than fifty percent (50%) of the


                                          1.

outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity (a "SALE OF THE COMPANY") (such earlier date herein referred to as the "TERMINATION DATE"). Where the Eligibility Date has not yet occurred and the events described in (b) above transpire, this Warrant shall terminate as provided above, except that the Eligibility Date shall be accelerated as provided in Section 11(c).

    3.   PURCHASE PRICE.  Except as otherwise provided in Section 11(c) and
Section 12, this Warrant shall be exercisable, on or after the Eligibility Date, at a price per share (the "PURCHASE PRICE") equal to (a) the price per share (the "PREFERRED SHARE PRICE") at which the most recent series of preferred stock of the Company (the "PREFERRED STOCK") was sold in the most recent offering of such Preferred Stock to investors of the Company prior to the Eligibility Date (it being understood that the sale or issuance of Preferred Stock pursuant to a transaction with a corporate partner at a price above or below that most recently paid for such Preferred Stock by the Company's investors shall not constitute such an "offering"), and, if such Preferred Stock was not Series A Stock, adjusted as provided below to reflect any difference in the terms of the dividends payable and paid on or the conversion rights of such Preferred Stock from the corresponding terms of the Series A Stock, or (b) if the common stock of the Company (the "COMMON STOCK") is traded on the public market on the date immediately prior to the Eligibility Date, the average of the closing prices of the Common Stock reported in the consolidated reporting system for the sixty
(60) trading-day period ending on the trading day immediately prior to the Eligibility Date or such other shorter period in the event the Eligibility Date transpires prior to the Common Stock having been traded for such sixty (60) trading-day period.

    If, as of the Eligibility Date, each share of Preferred Stock is convertible into more or less than one share of Common Stock, or if any dividends have been paid on the Preferred Stock in additional shares of Preferred Stock or shares of Common Stock, then the Preferred Share Price shall be adjusted by dividing the Preferred Share Price by the number of shares of Common Stock into which each original share of Preferred Stock converts (after giving effect to any stock dividends). If, as of the Eligibility Date, the dividend terms of the Preferred Stock differ from those of the Series A Stock, the Preferred Share Price shall be adjusted as agreed upon by the Company and the holder of this Warrant, or if they fail to agree, by an investment banker mutually acceptable to the Company and the holder (the fees of the investment banker to be shared by the Company and Mount Sinai; provided, however, that Mount Sinai shall not be required to remit its portion of such fees to the Company until the exercise of this Warrant).

    4. RESERVATION OF PREFERRED STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock and Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Series A Stock (and Common Stock upon conversion of the Series A Stock) as shall from time to time be sufficient to effect the exercise of the Warrants and the conversion of the Series A Stock to Common Stock.

    5. NO SHAREHOLDER RIGHTS. Except as expressly provided herein, nothing contained in this Warrant shall be construed as conferring upon the holder hereof or any other


                                          2.

person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

    6.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.  Subject to
Section 2 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed notice of exercise in the form attached hereto as Exhibit A) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Purchase Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the holder hereof, or as such holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes). Such delivery shall be made within ten (10) business days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the number of shares of Series A Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within ten (10) business days after exercise of the Warrant.

    7. EXCHANGE OF WARRANT FOR OTHER WARRANTS. This Warrant, with or without similar Warrants, when surrendered properly endorsed at the principal offices of the Company may be exchanged for another Warrant or Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Series A Stock of the Company; provided, however, that the Company's obligations under this Section 7 shall be subject to and conditioned upon the compliance of any such subdivision with applicable state securities laws and with the Securities Act of 1933, as amended (the "ACT").

    8.   CERTAIN RESTRICTIONS.

         a. RESTRICTIONS ON TRANSFERABILITY. The Warrant and the Series A Stock (or such other securities at the time receivable upon exercise of this Warrant) shall not be transferable except upon the conditions specified in this
Section 8, which conditions are intended to insure compliance with the provisions of the Act and to assist in an orderly distribution. Each holder of this Warrant or the Series A Stock issuable hereunder will cause any proposed transferee of the Warrant or Series A Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 8.

         b. RESTRICTIVE LEGENDS. Each certificate representing (a) this Warrant, (b) the Series A Stock and (c) any other securities issued in respect of the Series A Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 8.c or Section 9 below or unless such securities have been registered under the Act or sold under Rule 144) be stamped or otherwise imprinted


                                          3.

with legends substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE WARRANT DATED DECEMBER 1, 1994, _____ WHICH CONTAINS RESTRICTIONS APPLICABLE TO THESE SECURITIES, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

    In addition, the certificates shall bear all legends required pursuant to state securities and blue sky laws.

         c. RESTRICTIONS ON TRANSFER. The holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or securities issuable upon exercise hereof unless a registration statement under the Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (a) an effective registration statement under the Act, (b) Rule 144 under the Act (or any other rule under the Act relating to the disposition of securities), or (c) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

    9. WARRANTS TRANSFERABLE. Subject to the provisions of Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Company's Bylaws provide for a right of first refusal in favor of the Company with respect to all sales, assignments, pledges or transfers of shares of stock of the Company or any interest therein. The Company agrees, however, that transfers of this Warrant to any person or entity listed on Schedule 1 (the "Permitted Transferees") hereto shall not be subject to such right of first refusal and hereby waives any such rights with respect thereto, provided that any subsequent transfer by any of the Permitted Transferees shall nonetheless be subject to such right of first refusal. Each permitted taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until


                                          4.

such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

    10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, contained in Sections 8 and 9 shall survive the exercise of this Warrant.

    11. ADJUSTMENT FOR CHANGES IN SERIES A STOCK. The Purchase Price and the number of shares purchasable upon the exercise of this Warrant, as well as the date of exercisability of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 11.
Upon each adjustment of the Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Purchase Price resulting from such adjustment.

         a. SUBDIVISION OR COMBINATION OF STOCK. Should the Company at any time subdivide its outstanding shares of Series A Stock into a greater number of shares, the Purchase Price then in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Series A Stock shall be combined into a smaller number of shares, the Purchase Price then in effect immediately prior to such combination shall be proportionately increased.

         b.   DIVIDENDS IN SERIES A STOCK, OTHER STOCK, PROPERTY,
RECLASSIFICATION. If at any time or from time to time the holders of Series A Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

              i. Series A Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Series A Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

              ii. Series A Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Series A Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 11(a) above), then and in each such case, the holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Series A Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (i) and (ii) above) which such


                                          5.

holder would hold on the date of such exercise had he been the holder of record of such Series A Stock as of the date on which holders of Series A Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

         c. ACCELERATION OF EXERCISABILITY UPON SALE OF THE COMPANY. If, prior to the Eligibility Date, any Sale of the Company shall be effected, then notwithstanding Section 1, the exercisability of this Warrant shall be accelerated to a date ten (10) days prior to the closing of such Sale of the Company (the "MERGER ELIGIBILITY DATE"), at a price equal to the lesser of (i) the Purchase Price or (ii) $3.00 per share. The Company shall provide notice of such Merger Eligibility Date pursuant to Section 14.

    12.  EVENTS UPON AN IPO.

         a. If prior to the Eligibility Date the Company shall effect its first public offering of any equity securities of the Company (an "IPO") pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Act, then notwithstanding
Section 1, the exercisability of this Warrant shall be accelerated to the date of the closing of such IPO (the "IPO ELIGIBILITY DATE"), and this Warrant shall be exercisable with respect to the same amount of shares, and in the same manner, as is set forth in subsection 11(c) above with respect to a Sale of the Company, except that the Warrant shall be exercisable at a purchase price equal to one hundred twenty-five percent (125%) of the price at which the Common Stock of the Company is to be sold in such IPO. The Company shall provide notice of the occurrence of such IPO Eligibility Date pursuant to Section 14. Such accelerated Warrant, and all rights to exercise such Warrant in whole or in part, shall immediately terminate at 5:00 p.m. (Pacific Time), on the fifth
(5th) anniversary of the IPO Eligibility Date. Any occurrence of the product milestone event (i.e., the Eligibility Date) set forth in Section 1 following such IPO shall have no effect upon such an accelerated Warrant.

         b. If subsequent to the Eligibility Date the Company shall effect an IPO, then this Warrant shall continue in full force and effect, and the holder hereof shall have the right to purchase and receive upon the exercise of this Warrant such shares of Series A Stock or Common Stock (assuming conversion of the Series A Stock prior to such IPO) as is set forth in Section 1, at the Purchase Price set forth in Section 3.

    13. FRACTIONAL SHARES. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

    14. NOTICE OF CERTAIN ACTIONS. In the event of any reclassification or recapitalization of the capital stock of the Company, any Sale of the Company, any IPO, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall mail to the holder of this Warrant at least fifteen (15) days prior to the record date specified therein, a notice specifying (a) the date on which any such record is to be taken for the purpose


                                          6.

of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reclassification, recapitalization, Sale of the Company, IPO, dissolution, liquidation, or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reclassification, recapitalization, Sale of the Company, IPO, dissolution, liquidation, or winding up; provided, however, that the Company shall not be required to provide any notice under this Section 14 unless and until the occurrence of the Eligibility Date, except where required pursuant to Section 11(c) and Section 12.

    15. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California, as applied to contracts entered into between California residents and to be performed entirely within the State of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be made by personal delivery (including confirmed telex or telecopy) or shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

    IN WITNESS WHEREOF the Company has caused this Warrant to be duly executed by its officers thereunto duly authorized this ___ day of ___________, 1996.


                                  AVIRON



                                  By
                                    ------------------------------------
                                       J. Leighton Read, M.D.
                                       Chairman and Chief Executive Officer


                                          7.

                                      EXHIBIT A


                                 FORM OF SUBSCRIPTION


                     (To be signed only upon exercise of Warrant)


To Aviron:


    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________ _____________________ (___________)
shares of Series A Preferred Stock of Aviron and herewith makes payment of ____________ _______________ DOLLARS ($__________) therefor, and requests the certificates for such shares be issued in the name of, and delivered
____________________ to, whose address is                                      .

    The undersigned represents that it is acquiring such Series A Preferred Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

DATED:
         -----------------


                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------

                                       Address:
                                               ------------------------------


                                       --------------------------------------


                                          1.

                                      SCHEDULE 1

                                PERMITTED TRANSFEREES



                                Masayoshi Enami, Ph.D.
                                Reinhard Vlasak, Ph.D.
                                 Thomas Muster, Ph.D.
                                Jeffrey Parvin, Ph.D.
                                 Mark Krystal, Ph.D.
                                Michael Bergmann, M.D.


                                          2.